UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 27, 2006

PILGRIM’S PRIDE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9273	75-1285071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4845 US Highway 271 North

Pittsburg, Texas 75686-0093

(Address of Principal Executive Offices)

(ZIP Code)

Registrant’s telephone number, including area code: (903) 434-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pilgrim’s Pride Corporation, a Delaware Corporation (the “Company”), hereby amends Items 2.01, 2.03 and 9.01 of its Current Report on Form 8-K (Date of Report: December 27, 2006) in their entirety to read as follows:

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 28, 2006, the Company announced the expiration of its initial offer to acquire all of the outstanding shares of Gold Kist Inc. (NASDAQ: GKIS) common stock for $21.00 per share in cash. The initial offer and withdrawal rights expired at 5:00 p.m., New York City time, on Wednesday, December 27, 2006, at which time, based on information provided to the Company by the depositary for the offer, a total of 45,343,812 shares of Gold Kist common stock, or approximately 88.87% of Gold Kist’s outstanding shares, had been tendered and not withdrawn. Of those shares tendered, 2,366,878 shares of Gold Kist’s outstanding common stock were tendered subject to guaranteed delivery. All shares validly tendered and not properly withdrawn prior to the expiration of the offer have been accepted for payment by the Company.

On December 28, 2006, the Company also announced a subsequent offering period for all remaining Gold Kist shares that had not been tendered, expiring on January 5, 2007 at 5:00 p.m., New York City time, unless extended. On January 8, 2007, the Company announced the completion of the subsequent offering period and that it had received approximately 92% of the outstanding Gold Kist shares. On January 9, 2007, the Company announced the completion of the acquisition and merged its wholly owned subsidiary, Protein Acquisition Corporation (“Protein”) with and into Gold Kist.

The offer was made in accordance with, and the acceptances made pursuant to, the terms of the Agreement and Plan of Merger dated December 3, 2006 (the “Merger Agreement”) by and among the Company, Protein and Gold Kist. The Merger Agreement required, among other things, that Protein amend its then pending offer to purchase the outstanding Gold Kist shares to increase the purchase price per share in the offer to $21.00, net to the seller in cash. The Merger Agreement provided that after the purchase of shares pursuant to the offer and the satisfaction or, if permissible, waiver of the other conditions set forth in the Merger Agreement and in accordance with the relevant provisions of the General Corporation Law of the State of Delaware (the “DGCL”), Protein would be merged with and into Gold Kist (the “Merger”). The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 99(d)(1) to Amendment No. 11 to the Company’s Tender Offer Statement on Schedule TO filed by the Company on December 5, 2006 and it is incorporated by reference into this Item 2.01.

As a result of the Merger, consummated on January 9, 2007, Gold Kist continued as the surviving corporation and became a wholly owned subsidiary of the Company. At the effective time of the Merger, each share then outstanding (other than shares held by Gold Kist, the Company or any other direct or indirect wholly owned subsidiary of the Company and shares held by Gold Kist stockholders who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL) was canceled and converted automatically into the right to receive $21.00 per share in cash without interest.

The acceptance by the Company of the shares tendered as of January 5, 2007, represents total consideration payable of approximately $990 million, based on the $21.00 per share merger consideration and the 47,159,471 shares of Gold Kist common stock tendered. As of the date of the Merger Agreement, there were 51,024,977 Gold Kist shares outstanding. The Company acquired the shares remaining after the subsequent offering period pursuant to the Merger. The total cost to acquire all of the Gold Kist shares pursuant to the tender offer and the Merger, together with related fees and expenses, will be approximately $1.1 billion, plus the assumption or refinancing of approximately $144 million of Gold Kist’s debt, including the Senior Notes, described below. The Company has funded the acquisition through the Credit Agreement and the Senior Unsecured Term Loan Agreement referred to in Item 2.03 below. Information regarding the Company’s Credit Agreement, as amended, is contained in a Form 8-K filed by the Company on September 28, 2006, a Form 8-K filed by the Company on December 19, 2006 and a Form 8-K filed by the Company on January 10, 2007. Information regarding the Company’s Senior Unsecured Term Loan Agreement is contained in a Form 8-K filed by the Company on December 5, 2006.

A copy of the press release announcing the acceptance of the tendered Gold Kist shares at the expiration of the initial offering period is attached as Exhibit 99(a)(49) to Amendment No. 16 to the Company’s Tender Offer Statement on Schedule TO filed by the Company on December 28, 2006 and it is incorporated by reference into this Item 2.01. A copy of the press release announcing the acceptance of the Gold Kist shares tendered in the subsequent offering period is attached as Exhibit 99(a)(51) to the Amendment No. 18 to the Company’s Tender Offer Statement filed January 8, 2007 and it is incorporated by reference into this Item 2.01.

The Company also announced on December 28, 2006 that it had completed its offer to purchase and related consent solicitation for Gold Kist’s outstanding 10 1/4% Senior Notes due March 15, 2014. The debt tender offer was made in connection with the Company’s acquisition of Gold Kist. As of 5:00 p.m., New York City Time,

December 27, 2006, the Company had received tenders and related consents with respect to 100% of the aggregate principal amount of the outstanding Gold Kist Senior Notes, all of which were accepted for payment and paid for by the Company on January 3, 2007.

On January 4, 2007, the Company filed a Current Report on Form 8-K stating that it had announced the acceptance of 45, 343,812 shares of Gold Kist common stock. In the Current Report, the Company stated that the audited financial statements required by Item 9.01(a) and the pro forma financial statements required by Item 9.01(b) by amendment to this Form 8-K would be filed no later than 71 days after the date the initial report on Form 8-K was filed.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The acceptance by the Company on December 27, 2006 of the Gold Kist shares and the Senior Notes and of additional shares on January 8, 2007 described in Item 2.01 above created direct financial obligations of the Company to pay for such shares and Senior Notes. The Company funded the financial obligation by utilizing its existing credit facilities.

To fund a portion of the purchase price, the Company has drawn an aggregate amount of $780 million, including $115 million on January 8, 2007, under its Credit Agreement dated as of September 21, 2006, as amended, with CoBank, ACB, as lead arranger and co-syndication agent, and sole book runner, and as administrative, documentation and collateral agent, Agriland, FCS, as co-syndication agent, and as a syndication party, and the other syndication parties signatory thereto. Also, the Company has drawn an amount of $450 million under its $450,000,000 Senior Unsecured Term Loan Agreement dated November 29, 2006 with Lehman Commercial Paper Inc., as the administrative agent and a lender, Lehman Brothers Inc., as joint lead arranger and joint bookrunner, Credit Suisse Securities (USA) LLC, as joint lead arranger and joint bookrunner and Credit Suisse Cayman Islands Branch, as syndication agent and a lender. A description of both of the facilities is contained in the Company’s current reports on Form 8-K described in Item 2.01 above.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

(1)	The audited consolidated financial statements of Gold Kist Inc. and its subsidiaries as of October 1, 2005 and September 30, 2006 and the related consolidated financial statements of operations, patrons’ and other equity/stockholders’ equity and comprehensive income (loss) and cash flows for the year ended June 26, 2004, the transition quarter ended October 2, 2004 and the years ended October 1, 2005 and September 30, 2006.

(b)	Pro Forma Financial Information

(1)	The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Form 8-K no later than 71 days after the date the initial report on Form 8-K was filed.

(d)	Exhibits

Exhibit Number	Description
10.1	Agreement and Plan of Merger dated as of December 3, 2006, by and among the Company, the Purchaser and Gold Kist (incorporated by reference from Exhibit 99(d)(1) to Amendment No. 11 to the Company’s Tender Offer Statement on Schedule TO filed by the Company on December 5, 2006)

23.1	Consent of KPMG LLP

23.2	Consent of Saslow Lufkin & Buggy, LLP

99.1	Press Release (incorporated by reference from Exhibit 99(a)(49) to Amendment No. 16 to the Company’s Tender Offer Statement on Schedule TO filed by the Company on December 28, 2006)

99.2	Press Release (incorporated by reference from Exhibit 99(a)(51) to Amendment No. 18 to the Company’s Tender Offer Statement filed by the Company on January 8, 2007)

99.3	Financial statements of Gold Kist Inc. as of October 1, 2005 and September 30, 2006 and for the year ended June 24, 2004, the transition quarter ended October 2, 2004 and the years ended October 1, 2005 and September 30, 2006

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date: January 11, 2007	By:	/s/ Richard A. Cogdill
Richard A. Cogdill
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

Exhibit Index

Exhibit Number	Description
10.1	Agreement and Plan of Merger dated as of December 3, 2006, by and among the Company, the Purchaser and Gold Kist (incorporated by reference from Exhibit 99(d)(1) to Amendment No. 11 to the Company’s Tender Offer Statement on Schedule TO filed by the Company on December 5, 2006)

23.1	Consent of KPMG LLP

23.2	Consent of Saslow Lufkin & Buggy, LLP

99.1	Press Release (incorporated by reference from Exhibit 99(a)(49) to Amendment No. 16 to the Company’s Tender Offer Statement on Schedule TO filed by the Company on December 28, 2006)

99.2	Press Release (incorporated by reference from Exhibit 99(a)(51) to Amendment No. 18 to the Company’s Tender Offer Statement filed by the Company on January 8, 2007)

99.3	Financial statements of Gold Kist Inc. as of October 1, 2005 and September 30, 2006 and for the year ended June 24, 2004, the transition quarter ended October 2, 2004 and the years ended October 1, 2005 and September 30, 2006